Exhibit 10.14
STARBUCKS CORPORATION
GLOBAL STOCK OPTION GRANT AGREEMENT
FOR PURCHASE OF STOCK UNDER THE
KEY EMPLOYEE SUB-PLAN TO THE
2005 LONG-TERM EQUITY INCENTIVE PLAN

STARBUCKS CORPORATION (the “Company”) does hereby grant to the individual named below (the “Optionee”), the number of options to purchase a share of the Company’s Common Stock (the “Options”) set forth below for the exercise price per share (the “Exercise Price”) set forth below. Such Options shall vest and terminate according to the vesting schedule and term information described below in this Global Stock Option Grant Agreement, including any special terms and conditions applicable to the Optionee’s country contained in the appendix hereto (the “Appendix,” and together with the Global Stock Option Grant Agreement, this “Agreement”). All terms of this Global Stock Option Grant Agreement, including the Appendix, shall be subject to the terms and conditions of the Key Employee Sub-Plan to the 2005 Long-Term Equity Incentive Plan (the “Key Employee Sub-Plan”) and the 2005 Long-Term Equity Incentive Plan (together with the Key Employee Sub-Plan, the “Plan”). Capitalized terms not explicitly defined in this Agreement but defined in the Plan shall have the same definition as in the Plan.

Optionee:
Number of Options:
Type of Option Grant:	Non-Qualified Stock Option
Exercise Price:
Date of Grant:
Term of Option:	10 years from Date of Grant
Vesting Schedule:

ACKNOWLEDGMENT AND CONSENT

1.    Change of Control. Upon a Change of Control, the vesting of the Options shall accelerate, and the Options shall become fully vested and exercisable to the extent and under the terms and conditions set forth in the Plan; provided, that for purposes of this Section, “Resignation (or Resign) for Good Reason” shall have the following meaning:

“Resignation (or Resign) for Good Reason” shall mean any voluntary termination by written resignation of the Active Status of an Optionee after a Change of Control because of: (1) a material reduction in the Partner’s authority, responsibilities or scope of employment; (2) an assignment of duties to the Partner materially inconsistent with the Partner’s role at the Company (including its Subsidiaries and affiliates) prior to the Change of Control, (3) a material reduction in the Partner’s base salary or total incentive compensation; (4) a material reduction in the Partner’s benefits unless such reduction applies to all Partners of comparable rank; or (5) the relocation of the Partner’s primary work location more than 50 miles from the Partner’s primary work location prior to the Change of Control. Notwithstanding the foregoing, an Optionee shall not be deemed to have Resigned for Good Reason unless the Optionee, within one year after a Change of Control, (i) notifies the Company of the existence of the condition giving rise to a Resignation for Good Reason within 90 days of the initial existence of such condition, (ii) gives the Company at least 30 days following the date on which the Company receives such notice (and prior to termination) in which to remedy the condition, and (iii) if the Company does not remedy such condition within such 30-day period, actually terminates employment within 60 days after the expiration of such 30-day period (and before the Company remedies such condition). If the Company remedies such condition within such 30-day period (or at any time prior to the

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Optionee’s actual termination), then any Resignation for Good Reason by the Optionee on account of such condition will not be a Resignation for Good Reason.

2.    Responsibility for Taxes. Regardless of any action the Company or, if different, the Optionee’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items related to the Optionee’s participation in the Plan and legally applicable to the Optionee (“Tax-Related Items”), the Optionee acknowledges that the ultimate liability for all Tax-Related Items is and remains his or her responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. The Optionee further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Options, including but not limited to, the grant, vesting or exercise of the Options, the subsequent sale of shares of Common Stock acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Options to reduce or eliminate the Optionee’s liability for Tax-Related Items or achieve any particular tax result. Furthermore, if the Optionee is subject to tax in more than one jurisdiction, he or she acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to exercise of the Options or any other relevant taxable or tax withholding event, as applicable, the Optionee must pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Optionee authorizes the Company and/or the Employer, or their respective agents, in their sole discretion, to satisfy their withholding obligations with regard to all Tax-Related Items by one or a combination of the following:

(a)	withholding from the Optionee’s wages or other cash compensation paid to the Optionee by the Company and/or the Employer; or

(b)
withholding from proceeds of the sale of shares of Common Stock acquired upon exercise of the Options, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Optionee’s behalf pursuant to this authorization without further consent), to the extent and in the manner permitted by all applicable securities laws, including making any necessary securities registration or taking any other necessary actions; or

(c)
withholding in whole shares of Common Stock to be issued at exercise of the Options the fair market value of which (determined by reference to the closing price of the Common Stock on the principal exchange on which the Common Stock trades on the date the withholding obligation arises, or if such date is not a trading date, on the preceding trading date) is equal to the aggregate withholding obligation as determined by the Company and/or the Employer with respect to such Options.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case the Optionee may receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, the Optionee is deemed to have been issued the full number of shares of Common Stock subject to the exercised Options, notwithstanding that a number of the shares of Common Stock is held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Optionee’s participation in the Plan. In the event the Tax-Related Items withholding obligation would result in a fractional number of shares of Common Stock to be withheld by the Company, such number of shares to be withheld shall be rounded up to the next nearest number of whole shares of Common Stock. If, due to rounding of shares of Common Stock, the value of the number of shares retained by the Company pursuant to this provision is more than the amount required to be withheld, then the Company may pay such excess amount to the relevant tax authority as additional withholding with respect to the Optionee.

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Finally, the Optionee is required to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of his or her participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver shares of Common Stock or the proceeds of the sale of shares of Common Stock if the Optionee fails to comply with his or her obligations in connection with the Tax-Related Items. The Optionee shall have no further rights with respect to any shares of Common Stock that are retained by the Company pursuant to this provision, and under no circumstances will the Company be required to issue any fractional shares of Common Stock.

3.    Nature of Grant. In accepting the grant of the Options, the Optionee acknowledges, understands and agrees that:

(a)	the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)
the grant of the Options is voluntary and occasional and does not create any contractual or other right to receive future grants of options or other awards, or benefits in lieu of options, even if options have been granted in the past;

(c)	all decisions with respect to future option or other grants, if any, will be at the sole discretion of the Company;

(d)
the Optionee’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service relationship with the Company, the Employer or any other Subsidiary or affiliate of the Company and shall not interfere with the ability of the Company, the Employer or any other Subsidiary or affiliate of the Company, as applicable, to terminate his or her employment or service relationship, if any;

(e)	the Optionee is voluntarily participating in the Plan;

(f)	the Options and the shares of Common Stock subject to the Options, and the income from and value of same, are not intended to replace any pension rights or compensation;

(g)
the Options and the shares of Common Stock subject to the Options, and the income from and value of same, are not part of normal or expected compensation or salary for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement or welfare benefits or similar mandatory payments;

(h)
unless otherwise agreed with the Company, the Options and the shares of Common Stock subject to the Options, and the income from and value of same, are not granted as consideration for, or in connection with, the service that the Optionee may provide as a director of a Subsidiary or affiliate of the Company;

(i)	the future value of the shares of Common Stock subject to the Options is unknown, indeterminable, and cannot be predicted with certainty;

(j)	if the underlying shares of Common Stock do not increase in value, the Options will have no value;

(k)	if the Optionee exercises the Option and acquires shares of Common Stock, the value of such shares of Common Stock may increase or decrease in value even below the Exercise Price;

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(l)	after termination of the Optionee’s Active Status, the Optionee is no longer eligible to receive any new options under the Plan;

(m)
no claim or entitlement to compensation or damages shall arise from termination of the Options resulting from termination of the Optionee’s Active Status (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Optionee is employed or providing services or the terms of the Optionee’s employment or service contract, if any);

(n)
for purposes of the Options, the Optionee’s Active Status will be considered terminated as of the date the Optionee is no longer actively providing services to the Company or one of its Subsidiaries or affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Optionee is employed or providing services or the terms of the Optionee’s employment or service contract, if any), and, unless otherwise provided in this Agreement or the Plan, (i) the Optionee’s right to vest in the Options under the Plan, if any will terminate as of such date and will not be extended by any notice period (e.g., the Optionee’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Optionee is employed or providing services or the terms of the Optionee’s employment or service contract, if any), and (ii) the period (if any) during which the Optionee may exercise the Options after termination of the Optionee’s Active Status will commence on such date and will not be extended by any notice period under employment laws in the jurisdiction where the Optionee is employed or providing services or the terms of the Optionee’s employment or service contract, if any; the Committee shall have the exclusive discretion to determine when the Optionee’s Active Status for purposes of the Option grant is terminated (including whether the Optionee may still be considered to be providing services while on a leave of absence);

(o)
unless otherwise provided in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Common Stock; and

(p)	the following provisions apply only if the Optionee is providing services outside the United States:

(1)the Option and the shares of Common Stock subject to the Option, and the income from and value of same, are not part of normal or expected compensation or salary for any purpose; and

(2)neither the Company, the Employer nor any other Subsidiary or affiliate of the Company shall be liable for any foreign exchange rate fluctuation between the Optionee’s local currency and the United States Dollar that may affect the value of the Options or of any amounts due to the Optionee pursuant to the exercise of the Options or the subsequent sale of any shares of Common Stock acquired upon exercise.

4.    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Optionee’s participation in the Plan, or the Optionee’s acquisition or sale of the underlying shares of Common Stock. The Optionee should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

5.    Data Privacy. The Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement and any other Option grant materials by and among, as applicable, the Employer, the Company, and its other Subsidiaries and

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affiliates for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan.

The Optionee understands that the Company and the Employer may hold certain personal information about the Optionee, including, but not limited to, the Optionee’s name, home address and telephone number, e-mail address, date of birth, social insurance number (to the extent permitted under applicable local law) passport or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or any other entitlement to shares of stock or equivalent benefits awarded, canceled, purchased, exercised, vested, unvested or outstanding in the Optionee’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

The Optionee understands that Data will be transferred to Fidelity Stock Plan Services, LLC, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The recipients of Data may be located in the United States or elsewhere, and each recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Optionee’s country. If the Optionee resides outside the United States,the Optionee may request a list with the names and addresses of any potential recipients of Data by contacting his or her local partner resources representative. The Optionee authorizes the Company, Fidelity Stock Plan Services, LLC and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan, including any requisite transfer of such Data as may be required to a broker, escrow agent or other third party with whom the Optionee may elect to deposit any shares of Common Stock received upon exercise of the Options. The Optionee understands that Data will be held only as long as is necessary to implement, administer and manage the Optionee’s participation in the Plan. If the Optionee resides outside the United States, the Optionee may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting his or her local partner resources representative. Further, the Optionee understands that he or she is providing the consents herein on a purely voluntary basis. If the Optionee does not consent, or if the Optionee later seeks to revoke his or her consent, his or her employment or service with the Employer will not be affected; the only consequence of refusing or withdrawing the Optionee’s consent is that the Company would not be able to grant Options or other equity awards to the Optionee or administer or maintain such awards. Therefore, the Optionee understands that refusal or withdrawal of the Optionee’s consent may affect the Optionee’s ability to participate in the Plan. For more information on the consequences of the Optionee’s refusal to consent or withdrawal of consent, the Optionee understands that he or she may contact his or her local partner resources representative.

6.    Governing Law/Choice of Venue. The Options and the provisions of this Agreement are governed by, and subject to, the laws of the State of Washington, as provided in the Plan, without regard for its conflict of laws provisions. For purposes of litigating any dispute that arises under this grant or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Washington, agree that such litigation shall be conducted exclusively in the courts of King County, or the federal courts of the United States for the 9th Circuit, and no other courts, where this grant is made and/or to be performed.

7.    Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the shares of Common Stock, the Company shall not be required to deliver any shares issuable upon exercise of the Options prior to the completion of any registration or qualification of the shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Optionee understands that the Company is under no obligation to register or qualify the shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares of Common Stock.

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Further, the Optionee agrees that the Company shall have unilateral authority to amend the Plan and this Agreement without the Optionee’s consent to the extent necessary to comply with securities or other laws applicable to issuance of shares

8.    Language. If the Optionee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

9.    Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

10.    Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

11.    Undertakings.  The Optionee hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Optionee or the Option pursuant to the provisions of this Agreement.

12.    Restrictions on Transfer. Notwithstanding anything in the Plan to the contrary, the Options granted pursuant to this Award may not be sold, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose), assigned, hypothecated, transferred, disposed of in exchange for consideration, made subject to attachment or similar proceedings, or otherwise disposed of under any circumstances.

13.    Appendix. Notwithstanding any provisions in this Agreement, the Options shall be subject to any special terms and conditions set forth in the Appendix for the Optionee’s country. Moreover, if the Optionee relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to the Optionee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

14.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Optionee’s participation in the Plan, on the Options and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Optionee to sign any additional agreements or undertakings (as provided in Section 11 above) that may necessary to accomplish the foregoing.

15.    Waiver. If the Optionee breaches or otherwise does not comply with any provision of this Agreement, but the Company does not act upon this breach or non-compliance and continues to comply with its obligations under this Agreement, this shall not mean that the Company waives any other provision of this Agreement or will otherwise permit any further breach of or non-compliance with any provision of this Agreement.

16.    Insider Trading/Market Abuse Laws. The Optionee acknowledges that, depending on the Optionee’s country, the Optionee may be subject to insider trading restrictions and/or market abuse laws, which may affect the Optionee’s ability to acquire or sell shares of Common Stock or rights to shares of Common Stock (e.g., Options) under the Plan during such times as the Optionee is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdiction). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company. The Optionee acknowledges that it is the Optionee’s responsibility to comply with any applicable restrictions, and the Optionee should consult with the Optionee’s own personal legal and financial advisors on this matter before taking any action related to the Plan.

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17.    Foreign Asset/Account Reporting; Exchange Controls. The Optionee’s country may have certain foreign asset and/or account reporting requirements and/or exchange controls which may affect the Optionee’s ability to acquire or hold shares of Common Stock under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of shares of Common Stock) in a brokerage or bank account outside the Optionee’s country. The Optionee may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. The Optionee also may be required to repatriate sale proceeds or other funds received as a result of the Optionee’s participation in the Plan to his or her country through a designated bank or broker and/or within a certain time after receipt. The Optionee acknowledges that it is his or her responsibility to be compliant with such regulations, and the Optionee should consult his or her personal legal advisor for any details.

Finally, the Company hereby strongly recommends that the Optionee seek the advice of a personal tax and/or legal advisor to obtain specific information concerning the tax and other legal consequences associated with the Options.

* * *
By the Optionee’s signature and the Company’s signature below, the Optionee and the Company agree that this grant is governed by this Agreement and the Plan.

EXECUTED as of the Date of Grant.
    STARBUCKS CORPORATION

By

Its

OPTIONEE

Signature

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APPENDIX TO
STARBUCKS CORPORATION
GLOBAL STOCK OPTION GRANT AGREEMENT
FOR PURCHASE OF STOCK UNDER THE
KEY EMPLOYEE SUB-PLAN TO THE
2005 LONG-TERM EQUITY INCENTIVE PLAN

Capitalized terms not explicitly defined in this Appendix but defined in the Global Stock Option Grant Agreement, the Plan or any applicable country-specific sub-plan shall have the same definitions as in the Plan, any applicable country-specific sub-plan and/or the Global Stock Option Grant Agreement.
TERMS AND CONDITIONS
This Appendix, which is part of the Global Stock Option Grant Agreement, includes additional terms and conditions that govern the Options to purchase shares of Common Stock under the Plan and that will apply to the Optionee if he or she is in one of the countries listed below.
If the Optionee is a citizen or resident of a country other than the one in which he or she is currently residing and/or working, is considered a resident of another country for local law purposes or transfers employment and/or residency between countries after the Date of Grant, the Company shall, in its sole discretion, determine to what extent the additional terms and conditions included herein will apply to the Optionee under these circumstances.
NOTIFICATIONS
This Appendix also includes information regarding exchange control and certain other issues of which the Optionee should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of August 2016. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Optionee not rely on the information in this Appendix as the only source of information relating to the consequences of his or her participation in the Plan because such information may be outdated when the Optionee exercises the Options and/or sells any shares of Common Stock acquired at exercise.
In addition, the information contained herein is general in nature and may not apply to the Optionee’s particular situation. As a result, the Company is not in a position to assure the Optionee of any particular result. The Optionee therefore should seek appropriate professional advice as to how the relevant laws in his or her country may apply to the Optionee’s situation.
Finally, if the Optionee is a citizen or resident or a country other than that in which he or she is currently residing and/or working, is considered a resident of another country for local law purposes or transfers employment and/or residency between countries after the Date of Grant, the information contained herein may not be applicable in the same manner to the Optionee.
ALL COUNTRIES OUTSIDE THE U.S.
Method of Payment.  Notwithstanding Section 4(b) of the Key Employee Sub-Plan, due to legal restrictions outside the United States, the consideration for any shares of Common Stock to be issued upon exercise of the Options may not be paid by the tender of shares of Common Stock owned by the Optionee.

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EUROPEAN UNION
TERMS AND CONDITIONS
The following provision applies to Optionees residing in the European Union:
No Vesting Upon Retirement. Section 6(a)(v) of the 2005 Key Employee Sub-Plan shall not apply and Section 6(a)(i) of the Key Employee Sub-Plan shall be deemed amended for purposes of this Agreement accordingly. Further, all references to Retirement in Section 8(d) of the Key Employee Sub-Plan shall not apply to the Options.
AUSTRIA
NOTIFICATIONS
Foreign Asset/Account Reporting Information. If the Optionee holds shares of Common Stock acquired under the Plan outside of Austria, the Optionee may be required to submit a report to the Austrian National Bank. An exemption applies if the value of the shares of Common Stock as of any given quarter does not meet or exceed €30,000,000 or as of December 31 does not meet or exceed €5,000,000. If the former threshold is exceeded, quarterly obligations are imposed and need to be complied with by the 15th day of the month following the end of the respective quarter, whereas if the latter threshold is exceeded, annual reports must be given. The annual reporting date is December 31 and the deadline for filing the annual report is January 31 of the following year.
When the Optionee sells shares of Common Stock acquired under the Plan, there may be exchange control obligations if the cash proceeds are held outside of Austria. If the transaction volume of all accounts abroad meets or exceeds €10,000,000, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the fifteenth day of the following month, on the prescribed form (Meldungen SI-Forderungen und/oder SI-Verpflichtungen).
BRAZIL
TERMS AND CONDITIONS
Compliance with Law. By accepting the Options, the Optionee acknowledges his or her agreement to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the exercise of the Options, the receipt of any dividends, and the sale of shares of Common Stock acquired under the Plan.
Labor Law Policy and Acknowledgement. This provision supplements Section 3 of the Global Stock Option Grant Agreement:
By accepting and/or exercising the Options, the Optionee agrees that (i) he or she is making an investment decision, (ii) the Options will become exercisable only if the vesting conditions are met and any necessary services are rendered by the Optionee over the vesting period and (iii) the value of the underlying shares of Common Stock is not fixed and may increase or decrease in value over the vesting period without compensation to the Optionee.
NOTIFICATIONS
Foreign Asset/Account Reporting Information. If the Optionee is a resident or domiciled in Brazil, he or she will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000 (approximately BRL318,601 as of August 2016). Quarterly reporting is required if such amount exceeds US$100,000,000. Assets and rights that must be reported include shares of Common Stock acquired upon exercise of the Options. The US$100,000 threshold is subject to change annually.

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Exchange Control Information. Remittances of funds for the purchase of shares of Common Stock under the Plan (i.e., a cash exercise) must be made through an authorized commercial bank in Brazil. The bank that assists with the transfer of funds may require certain documents or information regarding the transfer.
CANADA
TERMS AND CONDITIONS
Termination of Active Status.  Notwithstanding the last sentence of Section 2(a) of the Key Employee Sub-Plan and consistent with Section 12 of the Key Employee Sub-Plan, the Optionee’s Active Status shall be considered terminated as of the date that is the earlier of (a) the date that the Optionee receives notice of termination of employment; (b) the date the Optionee terminates employment; or (c) the date the Optionee is no longer actively employed by the Company or any Subsidiary or affiliate of the Company regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to statutory law, regulatory law and/or common law); the Committee shall have the exclusive discretion to determine when the Optionee’s Active Status shall be considered terminated for purposes of the Options (including when the Optionee may still be considered to be providing services while on a leave of absence).
The following provisions apply to the Optionee’s Options if the Optionee is a resident of Quebec:
Language Consent.  The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir expressement souhaité que cette Convention, ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou lié, directement ou indirectement à la présente convention, soient rédigés en langue anglaise.
Data Privacy Notice and Consent.  The following provision supplements Section 5 of the Global Stock Option Grant Agreement:
The Optionee hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel (professional or not) involved in the administration and operation of the Plan. The Optionee further authorizes the Company, any Subsidiary and affiliate and the Employer to disclose and discuss his or her participation in the Plan with their advisors. The Optionee also authorizes the Company, any Subsidiary and affiliate and the Employer to record such information and to keep it in the Optionee’s employee file.
NOTIFICATIONS
Securities Law Information. The Optionee is permitted to sell shares of Common Stock acquired through the Plan through the designated broker appointed under the Plan, if any, provided that the resale of such shares of Common Stock takes place outside of Canada through the facilities of a stock exchange on which the shares of Common Stock are listed (i.e., the NASDAQ Global Select Market).
Foreign Asset/Account Reporting Information. Foreign property, including shares of stock (i.e., shares of Common Stock), options to purchase shares (i.e., Options) and other rights to receive shares (e.g., restricted stock units) of a non-Canadian company held by a Canadian resident employee must generally be reported annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of his or her foreign property exceeds C$100,000 at any time during the year. Thus, the Options must be reported (generally at a nil cost) if the C$100,000 cost threshold is exceeded because other foreign property the Optionee holds. When shares of Common Stock are acquired, their cost generally is the adjusted cost base (“ACB”) of the shares. The ACB ordinarily is equal the fair market value of the shares of Common Stock at the time of acquisition, but if the Optionee owns other shares of Common Stock, this

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ACB may have to be averaged with the ACB of the other shares. The Optionee should consult with his or her personal tax advisor to ensure compliance with the applicable reporting obligations.
CHINA
The following applies only if the Optionee is subject to exchange control restrictions in China, as determined by the Company in its sole discretion.
TERMS AND CONDITIONS
Cashless Exercise Restriction.  Notwithstanding Section 7(b) of the Plan, due to legal restrictions in China, the Optionee will be required to pay the Exercise Price by a cashless exercise through a licensed securities broker acceptable to the Company, such that all shares of Common Stock subject to the exercised Options will be sold immediately upon exercise and the proceeds of sale, less the Exercise Price, any Tax-Related Items and broker’s fees or commissions, will be remitted to the Optionee in accordance with any applicable exchange control laws and regulations. The Company reserves the right to provide the Optionee with additional methods of exercise depending on the development of local exchange control law.
Due to fluctuations in the trading price of the Company’s Common Stock and/or the U.S. dollar/RMB currency exchange rate between the exercise/sale date and (if later) when the sale proceeds can be converted into local currency, the sale proceeds that the Optionee receives may be more or less than the fair market value of the shares of Common Stock on the exercise/sale date minus the Exercise Price (which is the amount relevant to determining the Optionee’s tax liability).
Termination of Employment.  Notwithstanding any provision in the Plan, due to legal restrictions in China, the Optionee agrees that the Optionee may be required to exercise the Option within a certain period of time after termination of the Optionee’s Active Status for any reason, including without limitation, the Optionee’s voluntary termination, termination because of Retirement, Disability or death or termination by the Company or any Subsidiary or affiliate of the Company because of Misconduct. The Optionee hereby authorizes the Company or the Company’s designated broker to effect the exercise on the Optionee’s behalf at the end of the period. The Optionee acknowledges that the Company or the Company’s designated broker is under no obligation to effect the exercise and immediate sale of the shares of Common Stock subject to the exercised Option at any particular price. Upon the exercise, the Optionee will receive the sale proceeds less any amounts necessary to satisfy Tax-Related Items and applicable transaction fees or commissions.
Exchange Control Restriction.  Due to exchange control laws and regulations in China, the Optionee will be required immediately to repatriate to China the cash proceeds from the sale of shares of Common Stock. The Optionee further understands that, under local law, such repatriation of the cash proceeds may need to be effectuated through a special exchange control account established by the Company or a Subsidiary expressly for this purpose. By accepting the Options, the Optionee agrees that any cash proceeds from the sale of shares of Common Stock may be transferred to such special account prior to being delivered to the Optionee. The proceeds may be paid to the Optionee in U.S. dollars or in local currency at the Company’s discretion. If the proceeds are paid in U.S. dollars, the Optionee understands that he or she will be required to open a U.S. dollar bank account in China and provide the bank account details to the Company or the Employer. The Optionee acknowledges that, if the cash proceeds are paid in local currency, the Company is under no obligation to secure any particular currency exchange conversion rate. Furthermore, compliance with local exchange control laws and regulations may delay the conversion of cash proceeds into local currency. The Optionee agrees that, if the conversion of the cash proceeds into local currency is delayed, he or she shall bear the risk of any currency exchange conversion rate fluctuation between the date on which the shares of Common Stock issued at exercise of the Options are sold and the date of conversion of the cash proceeds into local currency. The Optionee further agrees to comply with any other requirements that the Company may impose in the future in order to facilitate compliance with exchange control requirements in China.
NOTIFICATIONS

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Foreign Asset/Account Reporting Information. The Optionee may be required to report to the State Administration of Foreign Exchange all details of his or her foreign financial assets and liabilities, as well as details of any economic transactions conducted with non-China residents. Under these rules, the Optionee may be subject to reporting obligations for the Options, shares of Common Stock acquired under the Plan and Plan-related transactions. The Optionee should consult with his or her personal tax advisor in this regard.
COLOMBIA
Labor Law Acknowledgement. The following provision supplements Section 3 of the Global Stock Option Grant Agreement:
The Optionee acknowledges that pursuant to Article 128 of the Colombian Labor Code, the Plan, the Options and any income realized under the Plan do not constitute a component of the Optionee’s “salary” for any legal purpose. Therefore, they will not be included and/or considered for purposes of calculating any and all labor benefits, such as legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions and/or any other labor-related amount which may be payable.
NOTIFICATIONS
Securities Law Information. The shares of Common Stock are not and will not be registered with the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and therefore the shares of Common Stock may not be offered to the public in Colombia. Nothing in the Agreement should be construed as making a public offer of securities in Colombia.
Exchange Control Information. If the Optionee holds investments outside Colombia (including shares of Common Stock the Optionee acquires under the Plan) and the aggregate value of such investments is US$500,000 or more as of December 31 of any year, the Optionee will be required to register such investments with the Central Bank (Banco de la República) as foreign investments held abroad. Upon the subsequent sale or other disposition of any previously-registered investments, the Optionee may choose to keep the resulting proceeds abroad, or to repatriate them to Colombia. If the Optionee chooses to repatriate funds to Colombia and has not registered the investment with Banco de la República, a Form No. 5 must be filed with Banco de la República upon conversion of funds into local currency, which should be duly completed to reflect the nature of the transaction. If the investment was previously registered with Banco de la República, the Optionee will need to file Form No. 4 upon conversion of funds into local currency, which should be duly completed to reflect the nature of the transaction. If shares of Common Stock are sold immediately upon receipt, no registration is required because no shares of Common Stock are held abroad. It is the Optionee’s responsibility to comply with Colombian exchange control requirements.
COSTA RICA
There are no country-specific provisions.
FRANCE
TERMS AND CONDITIONS
Language Consent. By accepting the Options, the Optionee confirms having read and understood the Plan, the Global Stock Option Grant Agreement and this Appendix, including all terms and conditions included therein, which were provided in the English language. The Optionee accepts the terms of those documents accordingly.
En acceptant les Options, le Bénéficiaire de l’Option confirme avoir lu et compris le Plan, le Contrat d’Option et le présent Appendice, y compris leurs termes et conditions, qui lui ont été communiqués en langue anglaise. Le Bénéficiaire de l’Option accepte les termes de ces documents en connaissance de cause.

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NOTIFICATIONS
Tax Information. The Options are not intended to be French tax-qualified Awards.
Foreign Asset/Account Reporting Information. French residents must declare all foreign bank and brokerage accounts (including any accounts that were opened or closed during the tax year) on an annual basis on form No. 3916, together with their income tax return. Failure to complete this reporting triggers penalties for the resident.
GERMANY
NOTIFICATIONS
Exchange Control Information. If the Optionee remits funds in excess of €12,500 out of or into Germany, such cross-border payment must be reported monthly to the Deutsche Bundesbank (the German Central Bank). The Optionee is responsible for complying with the reporting obligation and should file the report electronically by the fifth day of the month following the month in which the payment is made. A copy of the form can be accessed via the Deutsche Bundesbank’s website at www.bundesbank.de and is available in both German and English.
HONG KONG
TERMS AND CONDITIONS
Sale of Shares of Common Stock. Shares of Common Stock purchased at exercise of the Options are accepted as a personal investment. In the event that the Options vest within six (6) months of the Date of Grant, the Optionee agrees the Options may not be exercised prior to the six-month anniversary of the Date of Grant.
NOTIFICATIONS
SECURITIES WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. The Optionee is advised to exercise caution in relation to the offer. If the Optionee is in any doubt about any of the contents of this Agreement, the Plan or any Plan prospectus, the Optionee should obtain independent professional advice. The Options and any shares of Common Stock issued in respect of the Options do not constitute a public offering of securities under Hong Kong law and are available only to Partners and Consultants. The Global Stock Option Grant Agreement, including this Appendix, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. The Options and any documentation related thereto are intended solely for the personal use of each Partner and/or Consultant and may not be distributed to any other person.
Nature of Scheme. The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance.
IRELAND
There are no country-specific provisions.
JAPAN
NOTIFICATIONS
Exchange Control Information.  Japanese residents purchasing shares of Common Stock valued at more than ¥100,000,000 in a single transaction must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days of purchasing the shares.

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In addition, Japanese-resident Optionees paying more than ¥30,000,000 in a single transaction for the purchase of shares of Common Stock when the resident Optionee exercises the Option must file a Payment Report with the Ministry of Finance through the Bank of Japan by the 20th day of the month following the month in which the payment was made. The precise reporting requirements vary depending on whether the relevant payment is made through a bank in Japan.
A Payment Report is required independently of a Securities Acquisition Report. Therefore, if the total amount paid in a one-time transaction to exercise the Options and purchase shares exceeds ¥100,000,000, both a Payment Report and a Securities Acquisition Report must be filed.
Foreign Asset/Account Reporting Information. The details of any assets held outside of Japan as of December 31 (including the Shares acquired under the Plan) must be reported annually to the extent such assets have a total net fair market value exceeding ¥50 million. Such report is due by March 15 each year. The Optionee should consult with his or her personal tax advisor as to whether the reporting obligation applies to the Optionee and whether the Optionee will be required to report details of his or her outstanding Options, as well as the shares of Common Stock, in the report.
NETHERLANDS
No country-specific provisions.
SINGAPORE
TERMS AND CONDITIONS
Sale of Shares of Common Stock. The Optionee hereby agrees that the shares of Common Stock acquired pursuant to the Options will not be offered for sale in Singapore prior to the six-month anniversary of the Grant Date, unless such sale or offer is made pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”).
NOTIFICATIONS
SECURITIES LAW INFORMATION: The Options are granted to the Optionee by the Company pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA and the grant is not made with a view to the Options or underlying shares of Common Stock being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.
Chief Executive Officer and Director Notification Requirement.  The Chief Executive Officer (“CEO”) and any director, associate director or shadow director of a Singaporean Subsidiary or affiliate of the Company are subject to certain notification requirements under the Singapore Companies Act. The CEO and any director must notify the Singaporean Subsidiary or affiliate of the Company in writing of an interest (e.g., Options or shares of Common Stock) in the Company or any related companies within two (2) business days of (i) the interest’s acquisition or disposal, (ii) any change in a previously disclosed interest (e.g., when the shares of Common Stock are sold), or (iii) becoming CEO or a director, associate director or shadow director.
SWITZERLAND
NOTIFICATIONS
Securities Law Information.  The Options are not intended to be publicly offered in or from Switzerland. Because the offer of the Options is considered a private offering, it is not subject to registration in Switzerland. Neither this document nor any other materials relating to the Options constitutes a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, and neither this document nor any other materials relating

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to the Options may be publicly distributed or otherwise made publicly available in Switzerland. Further, neither this Agreement nor any other offering or marketing material relating to the Options have been or will be filed with, approved or supervised by any Swiss regulatory authority (in particular, the Swiss Financial Market Supervisory Authority (FINMA)).
THAILAND
NOTIFICATIONS
Exchange Control Information. Thai residents realizing cash proceeds in excess of US$50,000 in a single transaction from the sale of shares of Common Stock or dividends paid on such shares must immediately repatriate all cash proceeds to Thailand and convert such proceeds to Thai Baht within 360 days of repatriation or deposit the funds in an authorized foreign exchange account in Thailand. The inward remittance must also be reported to the Bank of Thailand on a foreign exchange transaction form. Failure to comply with these obligations may result in penalties assessed by the Bank of Thailand.
The Optionee should consult with his or her personal advisor prior to taking any action with respect to the remittance of proceeds into Thailand. The Optionee is responsible for ensuring compliance with all exchange control laws in Thailand.
UNITED KINGDOM
TERMS AND CONDITIONS
Responsibility for Taxes. The following provision supplements Section 2 of the Global Stock Option Grant Agreement:
The Optionee agrees that, if payment or withholding of the income tax due is not made within ninety (90) days of the end of the U.K. tax year in which the event giving rise to such income tax liability occurs or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax shall constitute a loan owed by the Optionee to the Employer, effective on the Due Date. The Optionee further agrees that the loan shall bear interest at the official rate of Her Majesty’s Revenue and Customs (“HMRC”) and be immediately due and repayable by the Optionee, and that the Company or the Employer may recover it at any time thereafter by any of the means referred to in Section 2 of the Global Stock Option Grant Agreement. The Optionee authorizes the Company to delay the issuance of any shares of Common Stock to the Optionee unless and until the loan is repaid in full.
Notwithstanding the foregoing, if the Optionee is a “director” or “executive officer” within the meaning of Section 13(k) of the Exchange Act, the terms of the immediately foregoing provision shall not apply. In the event that the Optionee is a “director” or “executive officer” and the income tax is not collected by the Due Date, the amount of any uncollected income tax may constitute a benefit to the Optionee on which additional income tax and National Insurance Contributions may be payable. The Optionee understands that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company and/or the Employer (as applicable) for the value of any employee National Insurance Contributions due on this additional benefit. The Optionee acknowledges that the Company or the Employer may recover such additional National Insurance Contributions at any time thereafter by any of the means referred to in Section 2 of the Global Stock Option Grant Agreement.

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